UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)

Registrant’s telephone number, including area code: (214) 378-8992

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As discussed in the press release attached hereto as Exhibit 99.1, on December 16, 2011, DRI Corporation (the “Company”) notified The NASDAQ Stock Market, Inc. (“NASDAQ”) of the Company’s determination to file a Form 25 with the U.S. Securities and Exchange Commission (“SEC”) to effect the voluntary delisting of its common stock from the NASDAQ Capital Market® as the Company intends to move to the OTCQB™ Marketplace.

Despite NASDAQ’s recent grant on December 8, 2011, of a second 180-day grace period in which to achieve compliance with NASDAQ’s continued listing requirement under Listing Rule 5550(a)(2), the Company’s management and Corporate Governance and Nominating Committee of the Board of Directors on December 14, 2011, determined that, in an effort to reduce expenses, it is in the best interest of the Company to voluntarily delist its common stock from the NASDAQ Capital Market®.  The Company plans to file the Form 25 with the SEC on or about December 27, 2011.  The Company intends to continue to file reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

The Company is making arrangements for the common stock to be quoted on the OTCQB™ Marketplace. The OTCQB™ Marketplace is a market tier for over-the-counter-traded companies that are registered and reporting with the SEC.

The Company believes that the transition to the OTCQB™ Marketplace will save expenses and should allow for a continued orderly trading market for the common stock as the Company continues to pursue strategic alternatives.

ITEM 9.01	Financial Statements and Exhibits.

(d)       Exhibits

99.1      DRI Corporation Press Release dated December 16, 2011.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2011
DRI CORPORATION

		By:	/s/ KATHLEEN B. OHER
KATHLEEN B. OHER
Vice President, Chief Financial Officer, Treasurer, and Secretary